Exhibit (e) (iv) under Form N-1A
                                         Exhibit 1 (i) under Item 601/Reg. S-K



                                  Exhibit A
                                    to the
                            Distributor's Contract

                             The Huntington Funds
                             Investment A Shares

---------------------------------------------------------------------------
                    FUNDS                        DATE ADDED TO CONTRACT
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Dividend Capture Fund                    December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Fixed Income Securities Fund             December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Florida Tax-Free Money Fund              December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Growth Fund                              December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Income Equity Fund                       December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Intermediate Government Income Fund      December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington International Equity Fund                December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Macro 100 Fund                            April 30, 2004
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Michigan Tax-Free Fund                   December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Mid Corp America Fund                    December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Money Market Fund                        December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Mortgage Securities Fund                 December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington New Economy Fund                         December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Ohio Municipal Money Market Fund         December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Ohio Tax-Free Fund                       December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Rotating Markets Fund                    December 1, 2001
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Short/Intermediate Fixed Income           April 30, 2003
Securities Fund
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington Situs Small Cap Fund                      August 1, 2002
---------------------------------------------------------------------------
---------------------------------------------------------------------------
Huntington U.S. Treasury Money Market Fund          December 1, 2001
---------------------------------------------------------------------------


      As of the 16th day of February, 2005, the following provisions are hereby incorporated and made part of the Distributor's Contract dated December 1, 2001 and as amended, between The Huntington Funds ("Investment Company") and Edgewood Services, Inc. ("Edgewood") with respect to the Class of Investment A Shares of the Funds set forth above.


   1. The Investment Company hereby appoints Edgewood to engage in activities principally intended to result in the sale of Investment A Shares of the above-listed Funds ("Shares"). Pursuant to this appointment, Edgewood is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Investment Company and to provide, or cause others to provide, shareholder services with respect to those Shares that are held by their respective clients from time to time.


   2. During the term of this Agreement, Edgewood, as agent of the Investment Company will direct the Investment Company to pay Edgewood and/or Financial Institutions out of the Investment Company's assets pursuant to this Agreement: (i) a monthly fee for distribution-related services computed at the annual rate of 0.25% of the average aggregate net asset value of Investment A Shares held during the month; and (ii) all initial sales loads paid by shareholders during the month in connection with the purchase of Investment A Shares in accordance with the Investment Company's then-current Prospectus and Statement of Additional Information. In addition, Edgewood, as the agent for the Investment Company, will direct the disbursement of a monthly shareholder service fee payable out of the Investment Company's assets to Financial Institutions to be computed at the annual rate of 0.25% of the average aggregate net
        asset value of Investment A shares held during the month.   For the
        month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

   3. Edgewood will enter into separate written agreements with various Financial Institutions to provide certain of the services set forth in Paragraph 1 herein. Edgewood, as agent for the Investment Company, will cause Financial Institutions to be paid out of the Investment Company's assets a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Investment Company and/or by Edgewood as agent for the Investment Company.

   4. Edgewood will prepare reports to the Board of Trustees of the Investment Company on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.



      In consideration of the mutual covenants set forth in the Distributor's Contract dated December 1, 2001, between the Investment Company and Edgewood, the Investment Company executes and delivers this Exhibit on behalf of the Funds, and with respect to the Share Classes thereof, first set forth in this Exhibit.

   Witness the due execution hereof this 16th day of February, 2005.


I.    THE HUNTINGTON FUNDS          EDGEWOOD SERVICES, INC.



By:  /s/ George M. Polatas          By:  /s/ Charles L. Davis. Jr.
   ------------------------------      --------------------------------
Name: George M. Polatas             Name: Charles L. Davis, Jr.
Title:             Vice President         Title:      Vice President